Perrigo Reports Strong Fiscal 2007 Third Quarter Revenue Growth

                     Third Quarter Sales $362 million, up 9%

            Third Quarter Cash Provided by Operations of $57 million

      ALLEGAN, Mich., May 8 /PRNewswire-FirstCall/ -- The Perrigo Company (Nasdaq: PRGO; TASE) today announced results for the third quarter of fiscal year 2007 ended March 31, 2007.

                                 Perrigo Company
                    (in thousands, except per share amounts)

                               Third Quarter                 Nine Months
                             2007         2006            2007           2006

       Sales             $362,288     $332,321      $1,073,132     $1,011,752
       Net Income         $17,056     $ 20,860      $   55,026     $   59,138
       Diluted EPS       $   0.18     $   0.22      $     0.59     $     0.63
       Diluted Shares      93,298       94,044          93,604         94,143

      On March 26, 2007, Perrigo completed the acquisition of nine generic prescription products and four pipeline products from Glades Pharmaceuticals, Inc. The reported results above include an acquisition-related write-off of the in-process research and development (IPR&D) of $4.8 million after-tax.

      Third Quarter Results
      Net sales for the third quarter of fiscal 2007 were $362.3 million, an increase of $30 million, or nine percent, compared with $332.3 million last year. Reported net income was $17.1 million, or $0.18 per share, and included the aforementioned write-off of IPR&D and a restructuring charge of $0.2 million after-tax. Excluding these charges, adjusted net income was $22.1 million, or $0.24 per share. In the third quarter last year, net income was $20.9 million, or $0.22 per share. A reconciliation of non-GAAP measures is shown in Table II at the end of this press release.

      Commenting on the third quarter, Joseph C. Papa, Perrigo's President and Chief Executive Officer said, "Our strong revenue growth this quarter was driven largely by improved volume in several of our core Consumer Healthcare product categories, despite this year's mild cold and flu season. New product sales remained strong, especially in the smoking cessation category, positioning us to exceed our targeted new product sales expectations for 2007. The acquisition of generic prescription products from Glades Pharmaceuticals this quarter and the pending acquisition of Qualis, Inc. provide us additional growth prospects in the coming quarters and enhance our future product pipeline. In addition, I was pleased to note our focus on working capital and inventory in the quarter have helped drive operating cash flow of $57 million in the quarter, bringing us to $74 million year-to-date."

      Nine Months Results
      Net sales for the nine months ended March 31, 2007 were $1,073.1 million, an increase of $61 million, or six percent compared with $1,011.8 million last year. Reported net income was $55.0 million, or $0.59 per share, which included costs for a product recall of $4.1 million after-tax, or $0.04 per share. Excluding the write-off of IPR&D of $4.8 million after-tax and restructuring charges of $0.6 million after-tax, adjusted net income was $60.5 million, or $0.65 per share.

      In the nine months a year ago, net income was $59.1 million, or $0.63 per share. Excluding an acquisition-related write-off of the step-up in the value of inventory acquired in the first quarter last year ($3.7 million after-tax, or $0.04 per share) and a gain on the sale of an interest in a Canadian distribution company ($2.9 million after-tax, or $0.03 per share) in the second quarter last year, net income for the nine months was $59.9 million, or $0.64 per share. A reconciliation of non-GAAP measures for both years is shown in Table II at the end of this press release.

       The effective tax rate for the nine months year to date was 19.4%, down from 32.9% in the same period a year ago. This lower rate was a result of the higher proportion of income from non-US businesses versus last year, international tax planning and the retroactive renewal of the research and development tax credit that was part of the Tax Relief and Healthcare Act.

      Consumer Healthcare
      Perrigo's Consumer Healthcare segment net sales in the quarter were $262.3 million, up $23.7 million, or 9.9%, compared with $238.6 million last year. New products contributed $16.7 million in incremental sales primarily in the smoking cessation and nutrition categories. These results also include strong growth in the analgesics category and strong sales gains from store-brand operations in Mexico and the United Kingdom. Operating income in the quarter was $21.6 million, compared with $20.4 million a year ago.

      For the nine months, Consumer Healthcare sales were $780.0 million, up $44.1 million, or six percent, compared with $735.9 million last year. The sales gain was driven by new product sales of $44.4 million, and increases in Mexico and the United Kingdom, offset by a decline in cough and cold product sales in the first half of the year. Operating income was $56.1 million and includes a $6.3 million charge for a recall of certain Acetaminophen products in November 2006. In fiscal 2006, operating income was $65.2 million.

      On March 7, 2007, the Company announced that it will acquire store brand OTC pediculicide products for $12 million in cash. The production of these products, which compare to Rid(R) and Nix(R), will be absorbed into our facilities as of the closing date, expected to be on or around June 30, 2007.

      Rx Pharmaceuticals
      Perrigo's Rx Pharmaceuticals segment reported sales of $34.0 million, including $5.8 million of service and royalty revenue, compared with $30.2 million a year ago. Operating income was $7.4 million, compared with $4.3 million last year.

      For the first nine months of fiscal 2007, net sales were $93.7 million and operating income was $16.9 million with a 26% increase in research and development spending. For the same period last year, sales were $88.0 million and operating income was $13.4 million, including a charge of $2.8 million pre-tax for a product recall.

      As noted above, the Company completed an acquisition of products from Glades Pharmaceuticals, Inc. at the end of March for $57 million in cash plus other consideration of $2.5 million for future research and development collaborations. Glades is a subsidiary of Stiefel Laboratories, Inc., a privately-owned company specializing in the branded dermatology market. The acquisition is expected to add more than $20 million in net sales annually.

      API
      Fiscal third quarter sales in the API segment were $30.1 million, compared with last year's $30.3 million, which included $4 million of non-product revenue. Operating income was $4.0 million, compared with $8.0 million last year. For the nine months, sales were $88.5 million, compared with $83.9 million, and operating income was $14.6 million, compared with $21.1 million last year. Spending in API research and development has increased 70% from last year. Excluding a $1.7 million write-off of the step-up in the value of inventory acquired, operating income for the nine months last year was $22.8 million.

      Other
      Perrigo's Other category, consisting of the Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported third quarter sales of $35.9 million, compared with $33.2 million a year ago. Operating income was $1.1 million, compared with $0.7 million last year. Sales for the nine months were $110.9 million, up 6.7%, compared with $104.0 million in the same period a year ago and operating income was $6.7 million, compared with $0.9 million last year. Excluding a $2.7 million write-off of the step-up in the value of inventory acquired, operating income for the nine months last year was $3.6 million.

      Outlook
      The Company continues to anticipate earnings for the full fiscal year in the range of $0.86 to $0.91 per share, excluding $0.01 per share of restructuring costs and $0.05 per share for the write-off of IPR&D. The Company also expects full-year operating cash flow between $100 to $120 million.

      Mr. Papa stated, "Our outlook continues to be positive as we focus on quality, service and cost efficiencies and look forward to assisting our customers in meeting the needs of consumers for more affordable healthcare, especially for over-the-counter store brand products. We remain committed to our investments in quality and continue to invest in R&D to enable our future launches of new products."

      The Perrigo Company is a leading global healthcare supplier and the world's largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, the United Kingdom, Mexico, Germany and China. Visit Perrigo on the Internet (http://www.perrigo.com).

      Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended July 1, 2006, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Perrigo Company
   -0-                             05/07/2007
        /CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, or ajshannon@perrigo.com, or Ernest J. Schenk, Manager, Investor Relations and Communication, or +1-269-673-9212, or eschenk@perrigo.com, both of Perrigo Company /
       /First Call Analyst: /
       /FCMN Contact: pblain@perrigo.com /
       /Web site:  http://www.perrigo.com/

                                 PERRIGO COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                              Third Quarter                Year-to-Date
                                      --------------------------    --------------------------
                                          2007          2006            2007           2006
                                      -----------    -----------    -----------    -----------
Net sales                             $   362,288    $   332,321    $ 1,073,132    $ 1,011,752
Cost of sales                             262,079        235,043        779,981        721,988
                                      -----------    -----------    -----------    -----------
Gross profit                              100,209         97,278        293,151        289,764
                                      -----------    -----------    -----------    -----------

Operating expenses
   Distribution                             7,020          6,438         21,559         20,541
   Research and development                16,390         12,260         44,339         37,135
   Selling and administration              44,710         48,225        142,423        141,695
                                      -----------    -----------    -----------    -----------
      Subtotal                             68,120         66,923        208,321        199,371
                                      -----------    -----------    -----------    -----------
   Write-off of in-process
     research and development               8,252             --          8,252             --
   Restructuring                              306             --            948             --
                                      -----------    -----------    -----------    -----------
      Total                                76,678         66,923        217,521        199,371
                                      -----------    -----------    -----------    -----------

Operating income                           23,531         30,355         75,630         90,393
Interest, net                               3,650          2,465         11,536         11,606
Other income, net                          (1,874)        (2,310)        (4,193)        (9,346)
                                      -----------    -----------    -----------    -----------

Income before income taxes                 21,755         30,200         68,287         88,133
Income tax expense                          4,699          9,339         13,261         28,995
                                      -----------    -----------    -----------    -----------

Net income                            $    17,056    $    20,861    $    55,026    $    59,138
                                      ===========    ===========    ===========    ===========

Earnings per share
   Basic                              $      0.19    $      0.23    $      0.60    $      0.64
   Diluted                            $      0.18    $      0.22    $      0.59    $      0.63

Weighted average shares outstanding
   Basic                                   91,643         92,683         92,161         92,966
   Diluted                                 93,298         94,044         93,604         94,143

Dividends declared per share          $     0.045    $     0.043    $     0.133    $     0.125

                                 PERRIGO COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                   March 31,       July 1,      March 25,
                                                                      2007          2006          2006
                                                                  -----------   -----------   -----------
Assets                                                            (unaudited)                 (unaudited)
Current assets
   Cash and cash equivalents                                      $    34,873   $    19,018   $    29,168
   Investment securities                                               58,220        26,733         6,685
   Accounts receivable                                                246,582       240,130       220,425
   Inventories                                                        310,272       302,941       273,668
   Current deferred income taxes                                       39,122        52,058        47,088
   Prepaid expenses and other current assets                           23,833        16,298        16,010
                                                                  -----------   -----------   -----------
          Total current assets                                        712,902       657,178       593,044

Property and equipment                                                641,343       606,907       599,702
   Less accumulated depreciation                                      320,672       287,549       281,733
                                                                  -----------   -----------   -----------
                                                                      320,671       319,358       317,969
Restricted cash                                                       422,000       400,000       400,000
Goodwill                                                              189,450       152,183       147,633
Other intangible assets                                               155,899       132,426       138,043
Non-current deferred income taxes                                      42,624        43,143        32,725
Other non-current assets                                               47,015        46,336        41,460
                                                                  -----------   -----------   -----------
                                                                  $ 1,890,561   $ 1,750,624   $ 1,670,874
                                                                  ===========   ===========   ===========
Liabilities and Shareholders' Equity
Current liabilities
   Accounts payable                                               $   158,499   $   179,740   $   163,494
   Notes payable                                                        3,763        20,081        26,969
   Payroll and related taxes                                           43,590        54,153        48,632
   Accrued customer programs                                           40,494        49,534        46,020
   Accrued liabilities                                                 48,135        45,335        46,832
   Accrued income taxes                                                16,210        14,132         7,004
   Current deferred income taxes                                       13,886         8,456         9,002
   Current portion of long-term debt                                   14,910            --            --
                                                                  -----------   -----------   -----------
          Total current liabilities                                   339,487       371,431       347,953
Non-current liabilities
   Long-term debt                                                     709,342       621,717       594,360
   Non-current deferred income taxes                                  102,129        81,923        68,924
   Other non-current liabilities                                       34,346        34,809        35,274
                                                                  -----------   -----------   -----------
          Total non-current liabilities                               845,817       738,449       698,558

Shareholders' equity
   Preferred stock, without par value, 10,000 shares authorized            --            --            --
   Common stock, without par value, 200,000 shares authorized         507,025       516,098       518,996
   Accumulated other comprehensive income (loss)                       34,434         3,593        (7,377)
   Retained earnings                                                  163,798       121,053       112,744
                                                                  -----------   -----------   -----------
          Total shareholders' equity                                  705,257       640,744       624,363
                                                                  -----------   -----------   -----------
                                                                  $ 1,890,561   $ 1,750,624   $ 1,670,874
                                                                  ===========   ===========   ===========
Supplemental Disclosures of Balance Sheet Information
   Allowance for doubtful accounts                                $     9,933   $    11,178   $    10,619
   Allowance for inventory                                        $    37,390   $    42,509   $    43,035
   Working capital                                                $   373,415   $   285,747   $   245,091
   Preferred stock, shares issued                                          --            --            --
   Common stock, shares issued                                         92,510        92,922        93,087


                                 PERRIGO COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                               Year-to-Date
                                                         ----------------------
                                                            2007         2006
                                                         ---------    ---------
Cash Flows (For) From Operating Activities
   Net income                                            $  55,026    $  59,138
   Adjustments to derive cash flows
      Write-off of in-process research and development       8,252           --
      Depreciation and amortization                         41,997       42,155
      Share-based compensation                               6,530        7,274
      Deferred income taxes                                 12,749       (2,707)
                                                         ---------    ---------
   Sub-total                                               124,554      105,860
                                                         ---------    ---------

   Changes in operating assets and liabilities
      Accounts receivable                                   (8,616)      (8,701)
      Inventories                                           (4,224)       1,201
      Accounts payable                                     (19,254)      19,180
      Payroll and related taxes                            (10,151)       5,928
      Accrued customer programs                             (9,040)       4,354
      Accrued liabilities                                    2,968      (12,358)
      Accrued income taxes                                   3,008      (17,480)
      Other                                                 (5,084)      12,648
                                                         ---------    ---------
   Sub-total                                               (50,393)       4,772
                                                         ---------    ---------
         Net cash from operating activities                 74,161      110,632
                                                         ---------    ---------

Cash Flows (For) From Investing Activities
   Purchases of securities                                (228,341)     (29,134)
   Proceeds from sales of securities                       198,530       39,384
   Additions to property and equipment                     (30,133)     (18,672)
   Proceeds from sale of property and equipment              2,613           --
   Acquisition of assets                                   (59,538)          --
                                                         ---------    ---------
         Net cash for investing activities                (116,869)      (8,422)
                                                         ---------    ---------

Cash (For) From Financing Activities
   Borrowings (repayments) of short-term debt, net         (16,293)       1,543
   Borrowings of long-term debt                            130,000       15,000
   Repayments of long-term debt                            (30,000)     (75,000)
   Tax effect of stock transactions                            (30)        (762)
   Issuance of common stock                                  5,347        5,223
   Repurchases of common stock                             (20,919)     (20,488)
   Cash dividends                                          (12,281)     (11,660)
                                                         ---------    ---------
         Net cash (for) from financing activities           55,824      (86,144)
                                                         ---------    ---------

        Net increase in cash and cash equivalents           13,116       16,066
Cash and cash equivalents, beginning of period              19,018       16,707
Effect of exchange rate changes on cash                      2,739       (3,605)
                                                         ---------    ---------
Cash and cash equivalents, end of period                 $  34,873    $  29,168
                                                         =========    =========

Supplemental Disclosures of Cash Flow Information
   Cash paid/received during the period for:
      Interest paid                                      $  25,547    $  27,093
      Interest received                                  $  15,119    $  15,870
      Income taxes paid                                  $   8,500    $  40,106
      Income taxes refunded                              $   8,443    $   5,239

                                     Table I
                                 PERRIGO COMPANY
                               SEGMENT INFORMATION
                                 (in thousands)
                                   (unaudited)

                                         Third Quarter                  Fiscal Year
                                  --------------------------    --------------------------
                                      2007           2006          2007            2006
                                  -----------    -----------    -----------    -----------
Segment Sales
  Consumer Healthcare             $   262,277    $   238,594    $   780,033    $   735,916
  Rx Pharmaceuticals                   34,025         30,237         93,710         87,976
  API                                  30,095         30,250         88,507         83,904
  Other                                35,891         33,240        110,882        103,956
                                  -----------    -----------    -----------    -----------
           Total                  $   362,288    $   332,321    $ 1,073,132    $ 1,011,752
                                  ===========    ===========    ===========    ===========

Segment Operating Income (Loss)
  Consumer Healthcare             $    21,578    $    20,434    $    56,098    $    65,196
  Rx Pharmaceuticals                    7,448          4,260         16,921         13,396
  API                                   4,002          7,969         14,589         21,100
  Other                                 1,105            747          6,745            877
  Unallocated expenses                 (2,350)        (3,055)       (10,471)       (10,176)
  Write-off of in-process R&D          (8,252)            --         (8,252)            --
                                  -----------    -----------    -----------    -----------
           Total                  $    23,531    $    30,355    $    75,630    $    90,393
                                  ===========    ===========    ===========    ===========

                                    Table II
                                 PERRIGO COMPANY
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                    Third Quarter                 Fiscal Year
                                              ------------------------     ------------------------
                                                 2007          2006           2007          2006
                                              ----------    ----------     ----------    ----------
Net sales                                     $  362,288    $  332,321     $1,073,132    $1,011,752

Reported gross profit                         $  100,209    $   97,278     $  293,151    $  289,764
  Inventory step-up                                   --            --             --         4,762
                                              ----------    ----------     ----------    ----------
Adjusted gross profit                         $  100,209    $   97,278     $  293,151    $  294,526
                                              ==========    ==========     ==========    ==========
Adjusted gross profit %                             27.7%         29.3%          27.3%         29.1%


Reported operating income (loss)              $   23,531    $   30,355     $   75,630    $   90,393
  Inventory step-up                                   --            --             --         4,762
  Perrigo operational improvements                   306            --            948            --
  Write-off of in-process R&D                      8,252            --          8,252            --
                                              ----------    ----------     ----------    ----------
Adjusted operating income                     $   32,089    $   30,355     $   84,830    $   95,155
                                              ==========    ==========     ==========    ==========


Reported net income (loss)                    $   17,056    $   20,861     $   55,026    $   59,138
  Inventory step-up (1)                               --            --             --         3,714
  Gain on sale of equity investment (2)               --            --             --        (2,939)
  Perrigo operational improvements (3)               199            --            616            --
  Write-off of in-process R&D (4)                  4,827            --          4,827            --
                                              ----------    ----------     ----------    ----------
Adjusted net income                           $   22,082    $   20,861     $   60,470    $   59,913
                                              ==========    ==========     ==========    ==========

Diluted earnings (loss) per share
  Reported                                    $     0.18    $    0.228     $    0.592    $    0.639
  Adjusted                                    $     0.24    $    0.224     $    0.652    $    0.645

Diluted weighted average shares outstanding       93,298        94,044         93,604        94,143

(1)    Net of taxes at 22%
(2)    Net of taxes at 37%
(3)    Net of taxes at 35%
(4)    Net of taxes at 41.5%

                               REPORTABLE SEGMENTS
                       RECONCILIATION OF NON-GAAP MEASURES
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                    Third Quarter                Year-To-Date
                                              ------------------------     ------------------------
                                                 2007          2006           2007          2006
                                              ----------    ----------     ----------    ----------
Consumer Healthcare
Net sales                                     $  262,277    $  238,594     $  780,033    $  735,916

Reported gross profit                         $   59,233    $   60,166     $  174,780    $  182,539
  Inventory step-up                                   --            --             --           318
                                              ----------    ----------     ----------    ----------
Adjusted gross profit                         $   59,233    $   60,166     $  174,780    $  182,857
                                              ==========    ==========     ==========    ==========
Adjusted gross profit %                             22.6%         25.2%          22.4%         24.8%

Reported operating income                     $   21,578    $   20,434     $   56,098    $   65,196
  Inventory step-up                                   --            --             --           318
  Perrigo operational improvements                   306            --            948            --
                                              ----------    ----------     ----------    ----------
Adjusted operating income                     $   21,884    $   20,434     $   57,046    $   65,514
                                              ==========    ==========     ==========    ==========

API
Net sales                                     $   30,095    $   30,250     $   88,507    $   83,904

Reported gross profit                         $   12,499    $   14,310     $   38,463    $   39,111
  Inventory step-up                                   --            --             --         1,747
                                              ----------    ----------     ----------    ----------
Adjusted gross profit                         $   12,499    $   14,310     $   38,463    $   40,858
                                              ==========    ==========     ==========    ==========
Adjusted gross profit %                             41.5%         47.3%          43.5%         48.7%

Reported operating income                     $    4,002    $    7,969     $   14,589    $   21,100
  Inventory step-up                                   --            --             --         1,747
                                              ----------    ----------     ----------    ----------
Adjusted operating income                     $    4,002    $    7,969     $   14,589    $   22,847
                                              ==========    ==========     ==========    ==========

Other
Net sales                                     $   35,891    $   33,240     $  110,882    $  103,956

Reported gross profit                         $   12,346    $   11,258     $   38,603    $   33,353
  Inventory step-up                                   --            --             --         2,697
                                              ----------    ----------     ----------    ----------
Adjusted gross profit                         $   12,346    $   11,258     $   38,603    $   36,050
                                              ==========    ==========     ==========    ==========
Adjusted gross profit %                             34.4%         33.9%          34.8%         34.7%

Reported operating income                     $    1,105    $      747     $    6,745    $      877
  Inventory step-up                                   --            --             --         2,697
                                              ----------    ----------     ----------    ----------
Adjusted operating income                     $    1,105    $      747     $    6,745    $    3,574
                                              ==========    ==========     ==========    ==========

Unallocated
Reported operating loss                       $  (10,602)   $   (3,055)    $  (18,723)   $  (10,176)
  Write-off of in-process R&D                      8,252            --          8,252            --
                                              ----------    ----------     ----------    ----------
Adjusted operating income (loss)              $   (2,350)   $   (3,055)    $  (10,471)   $  (10,176)
                                              ==========    ==========     ==========    ==========